Calculation of Filing Fee Tables
S-1
MIAMI INTERNATIONAL HOLDINGS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.001 par value per share	457(a)	17,250,000	$ 21.00	$ 362,250,000.00	0.0001531	$ 55,460.48
Fees Previously Paid	2	Equity	Common stock, $0.001 par value per share	457(o)			$ 100,000,000.00		$ 15,310.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 462,250,000.00		$ 70,770.48
			Total Fees Previously Paid:						$ 30,620.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 40,150.48
Offering Note
[1]	1a. Includes the aggregate offering price of additional shares that the underwriters have the option to purchase. 1b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

[2]	See notes 1a. 2a. The registrant previously paid a fee of $15,310 in connection with the initial filing of the Registration Statement on July 18, 2025 calculated in accordance with Rule 457(o). Amendment No. 1 is registering an aggregate of 17,250,000 shares at a proposed maximum offering price of $21 calculated in accordance with Rule 457(a).The net fee due is $40,150.48. Due to technical difficulties with the SEC's FEPT system, the amounts in the lines "Total Offering Amounts" and "Total Fees Previously Paid" should be (i) $362,250,000 for the "Maximum Aggregate Offering Price" and (ii) $55,460.48 for the "Amount of Registration Fee". The amount in the "Total Fees Previously Paid" row should be "15,310."

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A